UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England (State of Incorporation Or Organization)	None (I.R.S. Employer Identification No.)

One Churchill Place, London, England (Address of Principal Executive Office)	E14 5HP (Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-12384, 333-85646, 333-126811, 333-145845, 333-169119 and 333-190038

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered:	Name of each exchange on which Each class is to be registered:
iPath® S&P 500 VIX Short-Term FuturesTM ETN	NYSE Arca, Inc.
iPath® S&P 500 VIX Mid-Term FuturesTM ETN	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the iPath® S&P 500 Short-Term FuturesTM ETNs (the “VXX ETNs”) and the iPath® S&P 500 Mid-Term FuturesTM ETNs (the “VXZ ETNs”) issued by the Registrant (together, the “ETNs”) as set forth in the pricing supplement dated August 9, 2016 (the “Pricing Supplement”) and a prospectus supplement dated July 18, 2016 (the “Prospectus Supplement”) to a prospectus dated July 18, 2016 (the “Prospectus”) each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the ETNs to be registered hereunder included in the Registration Statement on Form F-3 ASR (File No. 333-212571) which became effective on July 18, 2016. The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1.   Description of Registrant’s Securities to be Registered.

The Registrant previously issued 200,000,000 VXX ETNs, each with a principal amount of $6,400 and 25,000,000 VXZ ETNs, each with a principal amount of $100.  This Amendment No. 4 on Form 8-A is being filed to reflect a one for four reverse split of the two series of ETNs.  Upon effectiveness of the reverse split of each series of ETNs, there will be 50,000,000 VXX ETNs outstanding, each with a principal amount of $25,600, and 6,250,000 VXZ ETNs outstanding, each with a principal amount of $400.

Further information about the ETNs required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the ETNs” and “Material U.S. Federal Income Tax Considerations” in the Pricing Supplement, the information contained in the sections captioned “Terms of the Notes” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Item 2.   Exhibits.

4.1                               Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-212571) filed by the Registrant with the Securities and Exchange Commission on July 18, 2016).

4.2                               Form of Global Security relating to the VXX ETNs.

4.3                               Form of Global Security relating to the VXZ ETNs.

99.1                        Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-212571) and Rule 424(b) filed with the Commission on July 18, 2016, July 18, 2016 and August 9, 2016, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
Date: August 9, 2016		(Registrant)

	By:	/s/ IAN MERRILL
Name: Ian Merrill Title: Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Senior Debt Indenture, among the Registrant and The Bank of New York, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 (File No. 333-212571) filed by the Registrant with the Securities and Exchange Commission on July 18, 2016).

4.2	Form of Global Security relating to the VXX ETNs.
4.3	Form of Global Security relating to the VXZ ETNs.
99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-212571) and Rule 424(b) filed with the Commission on July 18, 2016, July 18, 2016 and August 9, 2016, respectively).